UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 7, 2008

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

+ 30 210 898 6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to the Merger Agreement

On February 7, 2008, Quintana Maritime Limited (the “Company”) entered into a First Amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of January 29, 2008 (the “Merger Agreement”) with Excel Maritime Carriers Ltd. (the “Buyer”) and Bird Acquisition Corp., a direct wholly-owned subsidiary of the Buyer.

The parties entered into the Amendment solely for the purpose of reducing the amount of each of the Company’s and the Buyer’s letter of credit required by Section 7.18 of the Merger Agreement to $93 million.

The foregoing description is qualified in its entirety by reference to the Amendment which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Important Legal Information

This filing is being made in respect of the proposed merger transaction involving the Buyer and the Company. In connection with the proposed transaction, the Buyer will file with the Securities and Exchange Commission a registration statement on Form F-4 containing a proxy statement/prospectus. The proposed merger transaction involving the Buyer and the Company will be submitted to the Company’s shareholders for their consideration. Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Buyer and the Company without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, by directing a request to the Buyer or to the Company per the contact information below.

The Buyer, the Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Buyer’s directors and executive officers is available in the Buyer’s notice of annual meeting and proxy statement for its most recent annual meeting and the Buyer’s Annual Report on Form 20-F for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on September 14, 2007 and June 26, 2007, respectively, and information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its most recent annual meeting of shareholders. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	First Amendment to Agreement and Plan of Merger, dated as of February 7, 2008, among Quintana Maritime Limited, Excel Maritime Carriers Ltd. and Bird Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: February 8, 2008

EXHIBIT INDEX

2.1	First Amendment to Agreement and Plan of Merger, dated as of February 7, 2008, among Quintana Maritime Limited, Excel Maritime Carriers Ltd. and Bird Acquisition Corp.